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                                                                   EXHIBIT 10.53

                             AMCO INSURANCE COMPANY
                 ALLIED PROPERTY AND CASUALTY INSURANCE COMPANY
                          DEPOSITORS INSURANCE COMPANY
                      MOTOR CLUB OF IOWA INSURANCE COMPANY

                  PROPERTY SPECIAL CATASTROPHE EXCESS CONTRACT

          EFFECTIVE 12:01 A.M., CENTRAL STANDARD TIME, JANUARY 1, 1993

PREAMBLE

        The Reinsurers hereby reinsure the excess liability of the Reassured resulting from losses which may occur during the term of this contract under the Reassured's policies, subject to the following conditions:

TERM

1. A. The term of this contract shall be from 12:01 A.M., Central Standard Time, January 1,1993 until cancelled per the conditions of termination contained in this Agreement.

B. Should this contract terminate while a loss occurrence is in progress, the Reinsurers shall nevertheless be liable, to the extent oftheir interest and subject to the other conditions of this contract, for all losses resulting from such loss occurrence, whether such losses occur before or after such termination.

TERRITORY

2. The territorial limits of this contract shall be identical with those of the Reassured's policies.

EXCLUSIONS

3.   A.  This contract shall not apply to:

(1) All pro rata and excess of loss reinsurance assumed by the Reassured. This exclusion, however, shall not apply to agency reinsurance, reinsurance assumed between the member companies of the ALLIED Insurance Group (Inter-Company Reinsurance), nor to business reinsured 100% by the Reassured.

(2) Policies or portions thereof classified by the Reassured as: Automobile (except Automobile Physical Damage (excluding Collision), Casualty (but not

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     the mandatory  coverages under the Property  portion of package  policies), fidelity, Surety and Ocean Marine;

     (3)    Perils of Flood and rising waters when written as such;

     (4)    Financial guarantee and Insolvency;

     (5)    Difference in conditions insurance when written as such;

     (6)    All insurance on growing or standing crops;

     (7) Mortgage impairment insurance and similar kinds of insurance, however styled, providing coverage to be insured as respects its mortgagee interest in property or its owner interest in foreclosed property;

     (8) Loss or Liability excluded by the provisions of the "Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance" attached to and forming part of this contract;

     (9) Pool, Association or Syndicate business as excluded by the provisions of the "Pools Exclusion Clause" attached to and forming part of this contract. Nevertheless, it is specifically agreed that liability accruing to the Reassured from its participation in

            a.  The following so-called "Coastal Pools":-

                Alabama  Insurance  Underwriting  Association
                Florida Windstorm Underwriting   Association
                Louisiana  Insurance   Underwriting Association
                Mississippi Insurance Underwriting Association
                North Carolina  Insurance  Underwriting  Association
                South Carolina Windstorm and Hail Underwriting Association Texas Catastrophe Property Insurance Association

                  and,

            b. All "FAIR Plan" business for all perils, including riot and civil disorder,otherwise protected hereunder shall not be excluded except, however, that this contract does not include any increase in such liability resulting from:


            i the inability of any other participant in such FAIR Plan or Coastal Pool to meet its liability
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            ii  any  claim  against  such  FAIR  Plan or  Coastal  Pool,  or any participant therein, including the Reassured, whether by way of subrogation or otherwise, brought by or on behalf of any insolvency fund (as defined in the Insolvency Funds Exclusion Clause incorporated in this contract);

     (10) Loss and/or Damage and/or Costs and/or Expenses arising from Seepage and/or Pollution and/or Contamination, other than Contamination from Smoke Damage. Nevertheless, this exclusion does not preclude payment of the costs of the removal of debris of property damaged or expenses for extraction of pollutants from land or water caused by aloss otherwise covered hereunder as follows:

            As respects amounts paid by the Reassured subject to this contract for debris removal, other than for extraction of pollutants from land or water or the removal, restoration or replacement of polluted land or water, as respects business classified as Commercial Property, Reinsurers shall be liable for an amount not to exceed 25% of the direct physical loss or damage, plus the deductible applicable to said loss or damage, paid by the Reassured, for any one loss, any one location, any one insured, plus an additional amount paid by the Reassured, not to exceed $5,000 for any one loss, any one location, any one insured, where the sum of loss or damage and debris removal expense exceeds the Reassured's original policy limit or the debris removal expense exceeds the amount payable under the 25% debris removal limitation.

            As respects amounts paid by the Reassured subject to this contract for extraction of pollutants from land or water, the release, discharge or dispersal of which is caused by or results from a covered cause of loss as respects business classified as Commercial Property, Reinsurers shall be liable for an amount not to exceed $10,000 each location, for the sum of all such expenses paid by the Reassured arising out of covered causes of loss occurring during each separate 12 months period of the Reassured's original policy.

            The word "pollutant" as used herein shall mean any solid, liquid, gaseous, or thermal irritant or contaminant, including, but not limited to smoke, vapor, soot, fumes, acids, alkalis, chemicals and waste. Waste includes materials to be recycled, reconditioned or reclaimed.

     B. Regarding interests which at time of loss or damage are on shore, no liability shall attach hereto for any loss or damage which is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority.

            This War Exclusion Clause shall not, however, apply to interests which at time of loss or damage are within the territorial limits of the United States of America (comprising the fifty States of the

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            Union and the District of Columbia and including Bridges between the
            U.S.A. and Mexico, provided they are under United States ownership), Canada, St. Pierre and Miquelon, provided such interests are insured under policies, endorsements, or binders containing a standard war or hostilities or warlike operations exclusion clause.

            Nevertheless, this clause shall not be construed to apply to riots, strikes, civil commotion, vandalism, malicious damage, including acts committed by the agent of any government, party, or faction engaged in war, hostilities, or other warlike operations, providing such agent is acting secretly and not in connection with any operation of military or naval armed forces in the county where the interest insured is situated.

     C. This contract shall exclude all liability of the Reassured arising, by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by the Reassured of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

DEFINITION OF POLICIES

4. The term "policies", wherever used herein, shall mean all binders, policies, contracts, and other obligations of insurance and reinsurance heretofore issued or which hereafter may be issued by the Reassured.

RETENTION AND LIMIT

5.       A. The Reinsurers shall be liable in each and every loss occurrence, irrespective of the number and kinds of risks and perils involved, for 100% of the excess net loss above an initial net loss to the Reassured and ALLIED Mutual Insurance Company, who together are partners to an Amended and Restated Reinsurance Pooling Agreement (which establishes the "Reinsurance Pool") of $5,000,000; but the Reinsurers shall not be liable for more than the Reassured's percentage of the Reinsurance Pool at the time of loss multiplied by $5,000,000 in each and every such loss occurrence, not for more than the Reassured's percentage of the Reinsurance Pool multiplied by $10,000,000 in the aggregate during the term of this contract.

REINSTATEMENT PROVISION

6.       A. In the event of a claim  under this  contract,  it is agreed that the amount of  liability  hereunder  is reduced from the time of the

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            occurrence of the loss by the sum payable on such a claim.  However, the amount so exhausted is immediately reinstated from the time of the occurrence of the loss.

     B. For each amount so reinstated, the Reassured agrees to pay an additional premium calculated at pro rata of the annual earned reinsurance premium hereon, being pro rata both as to the fraction of the face value of this contract so reinstated and as to the fraction of the unexpired term hereunder at the time of the loss occurrence subject to a minimum of 50% as to time. Nevertheless, the liability of the Reinsurers shall not exceed the amounts stated in 5.A above per occurrence and in the aggregate.

DEFINITION OF LOSS OCCURRENCE

7. The term "Loss Occurrence" shall mean the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event which occurs within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another. However, the duration and extent of any one "Loss Occcurrence" shall be limited to all individual losses sustained by the Reassured occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event except that the term "Loss Occurrence" shall be further defined as follows:


            (A) As regards windstorm, hail, tornado, hurricane, cyclone, including ensuing collapse and water damage, all individual losses sustained by the Reassured occurring during any period of 72 consecutive hours arising out of and directly occasioned by the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto.

            (B) As regards riot, riot attending a strike, civil commotion, vandalism and malicious mischief, all individual losses sustained by the Reassured occurring during any period of 72 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of 72 consecutive hours may be extended in respect of individual losses which occur beyond such 72 consecutive hours during the continued occupation of an assured's premises by strikers, provided such occupation commenced during the aforesaid period.

            (C) As regards earthquake (the epicentre of which need not necessarily be within the territorial confines referred to in the opening paragraph of this article) and fire following directly occasioned by the earthquake, only those individual fire losses which commence during the period of 168 consecutive hours may be included in the Reassured's "Loss Occurrence".
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                                      161


            (D) As regards "Freeze", only individual losses directly occasioned by collapse, breakage of glass and water damage (caused by bursting of frozen pipes and tanks) may be included in the Reassured's "Loss Occurrence".

            Except for those "Loss Occurrences" referred to in (A) and (B) the Reassured may choose the date and time when any such period of consecutive hours commences provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Reassured arising out of that disaster, accident or loss and provided that only one such period of 168 consecutive hours shall apply with respect to one event.

            However, as respects those "Loss Occurrences" referred to in (A) and
     (B), if the disaster, accident or loss occasioned by the event is of greater duration than 72 consecutive hours, then the Reassured may divide that disaster, accident or loss into two or more "Loss Occurrences" provided no two periods overlap and no individual loss is included in more than one such period and provided that no period commences earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Reassured arising out of that disaster, accident or loss.

            No individual losses occasioned by an event that would be covered by 72 hours clauses may be included in any "Loss Occurrence" claimed under the 168 hours provision.

NET RETAINED LINES

8. A. This contract applies only to that portion of any insurance or reinsurance which the Reassured retains net for its own account; and, in calculating the amount of loss hereunder and also in computing the amount or amounts in excess of which this contract attaches, only loss in respect of that portion of any insurance or reinsurance which the Reassured retains net for its own account shall be included.

     B. The amount of the Reinsurers' liability hereunder in any loss occurrence shall not be increased by reason of the inability of the Reassured to collect from any other reinsurers, whether specific or general, any amount which may have become due from them, whether such inability arises from the insolvency of such other reinsurers or not.

DEFINITION OF NET LOSS

9.   A. The term "net loss" shall mean only such amounts as are actually paid or payable by the Reassured in settlement of claim or in satisfaction of judgments and including court costs, interest upon judgments, and allocated investigation, adjustment, and legal expenses paid by the Reassured. Nothing in this clause, however, shall be construed to mean that losses under this contract are not recoverable until the Reassured's net loss has been ascertained.


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                                      162


     B. All salvages, recoveries or payments recovered or received subsequent to a loss settlement under this contract shall be applied as if recovered or received prior to loss settlement, and all necessary adjustments shall be made between the Reassured and the Reinsurers.

LOSSES

10. A The Reassured shall advise the Reinsurers promptly of all loss occurrences which, in the opinion of the Reassured, may result in a claim hereunder and of all subsequent developments thereto which, in the opinion of the Reassured, may materially affect the position of the Reinsurers.

     B. All loss settlements made by the Reassured, provided they are within the terms of this contract, shall be unconditionally binding upon the Reinsurers, who agree to pay all amounts for which they may be liable immediately upon being furnished by the Reassured with reasonable evidence of the amo unt due or to be due.

PREMIUM

11. A. The premium to the Reinsurers for this contract shall be calculated by applying a rate of 1.15% to the Reassured's plus ALLIED Mutual Insurance Companies gross net earned premium income during the term of this contract times the Reassured's pool percentage.

     B. The term "gross net earned premium income" shall mean gross net earned premiums on business covered hereunder less premiums earned on reinsurance, recoveries under which would reduce the loss under this contract. As respects Homeowners Multiple Peril policies, 65% of the gross net earned premium shall be reported hereunder. As respects Farmowners Multiple Peril policies, 100% of the gross net earned premium applicable to the property coverages shall be reported hereunder. As respects Business Owners policies, 62% of the gross net earned premium shall be reported hereunder.

     C. The minimum  premium to the  Reinsurers  shall be $957,375;  however,  a deposit premium equal to $2,127,500 multiplied by the Reassured's percentage of the Reinsurance Pool shall be payable to Reinsurers in equal quarterly installments as of January 1, April 1, July 1, and October 1, 1993. If the Reassured's percentage of the Reinsurance Pool should change during the term of the agreement, the deposit premium will adjust at the date of the change to reflect the new Reinsurance Pool percentage. As promptly as possible after the termination of this contract, the Reassured shall render a statement to the Reinsurers showing the actual reinsurance premiums due hereunder, calculated as provided in Paragraph A of this Article; the difference between the actual reinsurance premium due and the deposit premium shall, subject to the minimum premium, be paid by the debtor to the creditor.
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                                      163


CURRENCY


12. The net loss retention of the Reassured and the limit of the Reinsurers' liability shall be considered in terms of United States currency and all premiums and losses hereunder shall be payable in United States currency.

TAXES (Paragraphs A. and B. applicable only to the participation of any Reinsurers subject to Federal Excise Tax)

13. A. The Reinsurers have agreed to allow, for the purpose of paying the Federal Excise Tax, one percent of the premium payable hereon to the extent such premium is subject to Federal Excise Tax.

     B. In the event of any return of premium becoming due hereunder, the Reinsurers will deduct one percent from the amount of the return; the reassured or its Intermediary hereunder should take steps to recover the tax from the U.S. Government.

     C. In consideration of the terms under which this contract is issued, the Reassured undertakes not to claim any deduction of the premium hereon when making Canadian tax returns or when making tax returns, other than Income or Profits Tax returns, to any State or Territory of the United States of America or to the District of Columbia.

ERRORS AND OMISSIONS

14. Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, provided such delay, omission or error is rectified immediately upon discovery.

ACCESS TO REASSURED'S RECORDS

15. Upon reasonable notice being given to the Reassured, the Reinsurers or their designated representatives shall have free access at any reasonable time during the term of this contract and subsequent to its termination to all records of the Reassured which pertain in any way to this reinsurance.

INSOLVENCY

16. In the event of the insolvency of the Reassured and the appointment of a liquidator, receiver, conservator or statutory successor, this reinsurance shall be payable immediately upon demand, with reasonable provision for verification, on the basis of the liability of the reassured as a result of claims allowed against the Reassured by any court of competent jurisdiction or any liquidator, receiver, conservator

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                                      164


        or statutory successor having authority to allow such claims, without diminution because of such insolvency or because such liquidator, receiver, conservator or statutory successor has failed to pay all or a portion of any claims.

        Payments by the Reinsurers as above set forth shall be made directly to the Reassured or to its liquidator, receiver, conservator or statutory successor, except as provided by subsection (a) of section 4118 of the New York Insurance Laws of except (a) where this contract specifies another payee in the event of the insolvency of the Reassured, and (b) the Reinsurers with the consent of the direct insureds and, as respects New York risks, the approval of the Superintendent of the New York Insurance Department have assumed such policy obligations of the Reassured as their direct obligations to the payees under such policies, in substitution for the obligations of the Reassured to such payees.

        In the event of the insolvency of the Reassured, the liquidator, receiver, conservator or statutory successor of the Reassured shall give written notice to the Reinsurers of the pendency of a claim against the insolvent Reassured on the policy or policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding and during the pendency of such claim any Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Reassured of its liquidator, receiver, conservator or statutory successor. The expense this incurred by the Reinsurer shall be chargeable subject to court approval against the insolvent Reassured as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Reassured solely as a result of the defense undertaken by the Reinsurer.

        Where two or more Reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this contract as though such expense had been incurred by the Reassured.

        For the purposes of this Article, the term "Reassured" shall refer to any one or more of the Companies reinsured hereunder, as applicable.

ARBITRATION

17. Any dispute or other matter in question between the Reassured and the Reinsurers arising out of or relating to the formation, interpretation, performance, or breach of this Contract, whether such dispute arises before or after termination of this Contract, shall be settled by arbitration. Arbitration shall be initiated by the delivery of a written notice of demand for arbitration by one party to the other within a reasonable time after the dispute has arisen.
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                                      165


        If more than one Reinsurer is involved in the same dispute, all such Reinsurers shall constitute and act as one party for the purposes of this Article, provided, however, that nothing herein shall impair the rights of such Reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the Reinsurers under the terms of this Contract from several to joint.

        Each party shall appoint an individual as arbitrator and the two so appointed shall then appoint a third arbitrator. If either party refuses or neglects to appoint an arbitrator within sixty days, the other party may appoint the second arbitrator. If the two arbitrators do not agree on a third arbitrator within sixty days of their appointment, each of the arbitrators shall nominate three individuals. Each arbitrator shall then decline two of the nominations presented by the other arbitrator. The third arbitrator shall then be chosen from the remaining two nominations by drawing lots. The arbitrators shall be active or retired officers of insurance or reinsurance companies or Lloyd's London Underwriters; the arbitrators shall not have a personal or financial interest in the result of the arbitration.

        The arbitration hearings shall be held in Des Moines, Iowa, or such other place as may be mutually agreed. Each party shall submit its case to the arbitrators within sixty days of the selection of the third arbitrator or within such longer period as may be agreed by the arbitrators. The arbitrators shall not be obliged to follow judicial formalities or the rules of evidence except to the extent required by governming law, that is, the state law of the situs of the arbitration as herein agreed; they shall make their decisions according to the practice of the reinsurance business. The decision rendered by a majority of the arbitrators shall be final and binding on both parties. Such decision shall be a condition precedent to any right of legal action arising out of the arbitrated dispute which either party may have against the other. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

        Each party shall pay the fee and expenses of its own arbitrator and one-half of the fee and expenses of the third arbitrator. All other expenses of the arbitration shall be equally divided between the parties.

        Except as provided above, arbitration shall be based, insofar as applicable, upon the procedures of the American Arbitration Association.


SERVICE OF SUIT  (The first two paragraphs of this Clause only apply to
                  Reinsurers domiciled outside of the United States and/or unauthorized in the State of New York)

18. It is agreed that in the event of the failure of the Reinsurers hereon to pay any amount claimed to be due hereunder, the Reinsurers hereon, at the request of the Reassured, will submit to the jurisdiction of a Court

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                                      166


        of competent jurisdiction within the United States. Nothing in this Clause constitutes or should be understood to constitute a waiver of Reinsurers' rights to commence an action in any Court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another Court as permitted by the laws of the United States or of any State in the United States. It is further agreed that in any suit instituted against any one of them upon this contract, such Reinsurer(s) will abide by the final decision of such Court or of any Appellate Court in the event of an appeal.

        Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefore, Reinsurers hereon hereby designate the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Reassured or any beneficiary hereunder arising out of this contract of reinsurance, and hereby designate the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

RESERVES

19. If a jurisdiction of the United States will not permit the Reassured, in the statements required to be filed with its regulatory authority(ies), to receive full credit as admitted reinsurance for any Reinsurers's share of obligations, the Reassured shall forward to such Reinsurer a statement of the Reinsurer's share of such obligations.

        Upon receipt of such statement the Reinsurer shall promptly apply for, and provide the Reassured with, a "clean", unconditional and irrevocable Letter of Credit, in the amount specified in the statement submitted, with terms and bank acceptable to the regulatory authority(ies) having jurisdiction over the Reassured.

        "Obligations", as used in this Article, shall mean the sum of losses paid and allocated loss adjustment expenses paid by the Reassured but not yet recovered from the Reinsurer, plus reserves for reported losses and allocated loss adjustment expenses. It shall not include reserves for losses incurred but not reported.

        The Reinsurer hereby agrees that the Letter of Credit will provide for automatic extension of the Letter of Credit without amendment for one year from the date of expiration of said Letter or any future expiration date unless thirty (30) days prior to any expiration the issuing bank shall notify the Reassured by registered mail that the issuing bank elects not to consider the Letter of Credit renewed for any additional period. An issuing bank, not a "qualified bank" as defined by Regulation No. 133 promulgated by the Insurance Department of the State of New York, shall provide sixty (60) days notice to the Reassured prior to any expiration.

        Notwithstanding any other provision of this contract, the Reassured or any successor by operation of law of the Reassured including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Reassured may draw upon such credit, without diminution because of the insolvency of any party hereto, at any time and undertakes to use and apply such credit for one or more of the following purposes only:

        A. To pay the Reinsurer's share or to reimburse the Reassured for the Reinsurer's share of any obligations, as 000stipulated in the statement submitted by the Reassured to the Reinsurer, which is due to the Reassured 000and not otherwise paid by the Reinsurer.

        B. In the event the Reassured has received effective notice f nonrenewal of the Letter of Credit and the Reinsurer's liability remains unliquidated and undischarged thirty (30) days prior to the expiry date of the Letter of Credit, to withdraw the balance of the Letter of Credit and place such sums in an interest bearing trust account to secure the continuing liabilities of the Reinsurer under this contract until a renewal Letter of Credit acceptable to the regulatory authority(ies) having jurisdiction over the Reassured, or a substitute in lieu thereof acceptable to the regulatory authority(ies) having jurisdiction over the Reassured, has been received by the Reassured. The Reassured shall provide to the Reinsurer payment of any interest thereon accruing from such account.

        C. To make refund of any sum which is in excess of the actual amount required for Sections A. and B. of this paragraph.

        At annual intervals or more frequently as determined by the Reassured, but never more frequently than quarterly, the Reassured shall prepare a specific statement, for the sole purpose of amending the Letter of Credit, of the Reinsurer's share of any obligations. If the statement shows that the Reinsurer's share of obligations exceeds the balance of credit as of the statement date, the Reinsurer shall, within thirty (30) days after receipt of notice of such excess, secure delivery to the Reassured of an amendment of the Letter of Credit increasing the amount of credit by the amount of such difference. If the statement shows, however, that the Reinsurer's share of obligations is less than the balance of credit as of the statement date, the Reassured shall, within thirty (30) days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the Letter of Credit reducing the amount of credit available by the amount of such excess credit.

        The bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Reassured or the disposition of funds withdrawn, except to assure that withdrawls are made only upon the order of properly authorized representatives of the Reassured. The Reassured shall incur no obligation to the bank in acting upon the credit, other than as appears in the express terms thereof.

OFFSET CLAUSE

20. Each party hereto shall have, and may exercise at any time and from time to time, the right to offset any balance or balances, whether on account of premiums or on account of losses or otherwise, due from such party to the other (or, if more than one, any other) party hereto under this Agreement or under any other reinsurance agreement heretofore or hereafter entered into by and between them, any may offset the same against any balance or balances due or to become due to the former from the latter under the same or any other reinsurance agreement between them; and the party asserting the right of offset shall have and may exercise such right whether the balance or balances due or to become due to such party from the other are on account of premiums or on account of losses or otherwise and regardless of the capacity, whether as assuming insurer or as ceding insurer, in which each party acted under the agreement or, if more than one, the different agreements involved, provided, however, that, in the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with the provisions of Section 7427 of the Insurance Law of the State of New York.


COMMENCEMENT & TERMINATION

21. This Agreement shall take effect as of 12:01 A.M. Central Standard Time, January 1, 1993 and is entered into for an unlimited period but any parties to this Agreement may terminate their portion of this Agreement at the end of any Calendar year by giving not less than 90 days notice in writing by registered letter. Every notice of termination shall be given by registered letter addressed to the intended recipient at the recipients primary or home office. In determining whether the requisite number of days' notice has been given in any case, the date of termination shall be counted but the date of mailing shall not. Notwithstanding the termination of this Agreement as hereinabove provided, the provisions of this Agreement shall continue to apply to all unfinished business hereunder to the end that all obligations and liabilities incurred by each party hereunder prior to such termination shall be fully performed and discharged.